Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and the related prospectuses of Medicine Man Technologies, Inc. of:

•	Our report dated March 29, 2022 relating to the financial statements of MCG, LLC for the year ended December 31, 2020 appearing in Exhibit 99.2 to Amendment No. 1 to Current Report on Form 8-K of Medicine Man Technologies, Inc filed on March 30, 2022;

•	Our report dated March 29, 2022 relating to the consolidated financial statements of Reynold Greenleaf and Associates, LLC and Subsidiaries for the year ended December 31, 2020 appearing in Exhibit 99.2 to Amendment No. 1 to Current Report on Form 8-K of Medicine Man Technologies, Inc. filed on March 30, 2022; and

•	Our report dated March 30, 2022 relating to the consolidated financial statements of Medicine Man Technologies, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Medicine Man Technologies, Inc. for the year ended December 31, 2021.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

May 19, 2022